Exhibit 10.5

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of [ ], 2024 (as it may from time to time be amended, this “Agreement”), is entered into by and between Centurion Acquisition Corp., a Cayman Islands exempted company (the “Company”), Cantor Fitzgerald & Co. and Odeon Capital Group, LLC (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one Class A Ordinary Share, par value $0.0001 per share, of the Company (an “Ordinary Share”), and one-half of one redeemable warrant.

WHEREAS, each whole warrant entitles the holder to purchase one Ordinary Share at an exercise price of $11.50 per Ordinary Share.

WHEREAS, the Purchasers have agreed to purchase an aggregate of 2,500,000 private placement warrants (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Ordinary Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A. Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchasers.

B. Purchase and Sale of the Private Placement Warrants. On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (the “Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, an aggregate of 2,500,000 Private Placement Warrants, each at a price of $1.00 per warrant for an aggregate purchase price of $2,500,000 (the “Purchase Price”), in accordance with the allocation set forth on Exhibit A hereto, which shall be paid by the Purchasers by wire transfer of immediately available funds to the Company at least one day prior to the Closing Date in accordance with the Company’s wiring instructions. On the Closing Date, following the payment by the Purchasers of the Purchase Price, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased by the Purchaser on such date duly registered in the Purchasers’ name to the Purchasers, or effect such delivery in book-entry form.

C. Terms of the Private Placement Warrants.

(i) Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent in connection with the Public Offering (a “Warrant Agreement”).

(ii) At the time of the closing of the Public Offering, the Company and the Purchasers shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Private Placement Warrants and the Ordinary Shares underlying the Private Placement Warrants.

(iii) Each of the Purchasers acknowledge and agree that it shall not Transfer any of its Private Placement Warrants (or any Ordinary Shares underlying the Private Placement Warrants), until 30 days after the completion of the Company’s initial business combination (the “Business Combination”). As used herein, “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b). Notwithstanding the provisions set forth in this Section 1(C)(iii), Transfers of the Private Placement Warrants (and the Ordinary Shares underlying the Private Placement Warrants) that are held by the Purchasers or any of their permitted transferees (that have complied with this Section 1(C)(iii)), are permitted (a) to the Company’s or any Purchaser’s officers or directors, any affiliate or family member of any of the Company’s or any Purchaser’s officers or directors, any affiliate of the Sponsor, any members or partners of the Sponsor or any of their affiliates, or to any affiliate of any Purchaser; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) any of the Purchaser’s formation documents upon the dissolution of such Purchaser; (g) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination; (h) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (i) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (f) above; and (j) in the event that, subsequent to the consummation of an initial Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) or (i), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement (including provisions relating to voting, the Trust Account (as defined in Section 4 herein) and liquidating distributions).

(iv) Each of the Purchasers further acknowledge and agree that the Private Placement Warrants and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore be subject to restrictions imposed by FINRA Rule 5110(e). The Private Placement Warrants and underlying shares may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the commencement of sales of the Public Offering except to any member participating in the Public Offering and the officers or partners, registered persons or affiliates thereof if all securities so transferred remain subject to the lock-up restriction for the remainder of the time period or as otherwise permitted by FINRA Rule 5110(e)(2). In addition, for as long as the Private Placement Warrants are held by the Purchaser or its designees or affiliates, they may not be exercised after five years from the commencement of sales of the Public Offering. The Purchaser will have resale registration rights as set forth in the Registration Rights Agreement, but may not exercise its demand and “piggy back” registration rights beyond five (5) and seven (7) years, respectively, after the commencement of sales of the Public Offering and may not exercise its demand rights on more than one occasion.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive the Closing Date) that:

A. Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Ordinary Shares upon exercise of the Private Placement Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s equity or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated memorandum and articles of association of the Company in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, and upon registration in the Company’s register of members, the Ordinary Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, and upon registration in the Company’s register of members, the Purchasers will have good title to the Private Placement Warrants and the Ordinary Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E. Regulation D Qualification. Neither the Company nor, to its knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3. Representations and Warranties of the Purchasers. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchasers, each Purchaser hereby, severally and not jointly, represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A. Organization and Requisite Authority. Such Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by such Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by such Purchaser does not and shall not as of the Closing Date conflict with or result in a breach by such Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which such Purchaser is subject.

C. Investment Representations.

(i) Such Purchaser is acquiring the Private Placement Warrants as described above and, upon exercise of the Private Placement Warrants, the Ordinary Shares issuable upon such exercise (collectively, the “Securities”), for such Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) Such Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D, and such Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) Such Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such Securities.

(iv) Such Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

(v) Such Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. Such Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Such Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by such Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) Such Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. While such Purchaser understands that Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such Purchaser understands that Rule 144 includes an exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(viii) Such Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. Such Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Such Purchaser can afford a complete loss of its investment in the Securities.

Section 4.              Additional Agreements, Acknowledgements and Waivers of the Purchasers.

A. Each of the Purchasers hereby acknowledge that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the Public Offering. Each of the Purchasers, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, provided that nothing in this paragraph shall (i) serve to limit or prohibit the Purchaser’s right to pursue a claim against the Company for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief; (ii) serve to limit or prohibit any claims that such Purchaser may have in the future against the Company’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds); (iii) apply to the Purchaser’s rights or claims, if any, to any funds in the Trust Account with respect to any common stock sold as part of the units in the Public Offering or acquired in the aftermarket (if any) held by the Purchaser; (iv) apply to any redemption and liquidation rights, if any, such Purchaser may have in respect of any Ordinary Shares held by it and (v) apply to any rights to the payment of a Deferred Underwriting Commission (as defined in the Underwriting Agreement), if any, such Purchaser may have pursuant to the Underwriting Agreement and the Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company (the “IMTA”).

B. Such Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, provided that nothing in this paragraph shall (i) serve to limit or prohibit the Purchaser’s right to pursue a claim against the Company for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief; (ii) serve to limit or prohibit any claims that such Purchaser may have in the future against the Company’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds); (iii) apply to the Purchaser’s rights or claims, if any, to any funds in the Trust Account with respect to any common stock sold as part of the units in the Public Offering or acquired in the aftermarket (if any) held by the Purchaser; (iv) apply to any redemption and liquidation rights, if any, such Purchaser may have in respect of any Ordinary Shares held by it and (v) apply to any rights to the payment of a Deferred Underwriting Commission (as defined in the Underwriting Agreement), if any, such Purchaser may have pursuant to the Underwriting Agreement and the IMTA.

Section 5. Conditions of the Purchasers’ Obligations. The obligation of the Purchasers to purchase and pay for the Private Placement Warrants is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement and the Registration Rights Agreement on terms reasonably satisfactory to the Purchasers.

E. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Private Placement Warrants.

Section 6. Conditions of the Company’s Obligations. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B. Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchasers on or before the Closing Date.

C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E. Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 7. Termination. This Agreement may be terminated at any time after December 31, 2024 upon the election by either the Company or each Purchaser solely as to itself upon written notice to the other parties if the closing of the Public Offering does not occur prior to such date.

Section 8. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Date.

Section 9. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the registration statement on Form S-1 the Company has filed with the U.S. Securities and Exchange Commission, under the Securities Act.

Section 10. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchasers to affiliates thereof (including, without limitation one or more of its members).

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. The terms of the Private Placement Warrants (including, for the avoidance of doubt, the forfeiture or cancellation thereof) may not be amended except with the consent of 50% of the number of then outstanding Private Placement Warrants (including prior written consent of Cantor Fitzgerald & Co. and Odeon Capital Group, LLC). Each of the parties hereto shall receive notice of any proposed amendment to the terms of the Private Placement Warrants at least two business days prior to the effective date of such amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

CENTURION ACQUISITION CORP.

By:
Name:
Title:

PURCHASER:

CANTOR FITZGERALD & CO.

By:
Name:
Title:

ODEON CAPITAL GROUP, LLC

By:
Name:
Title:

Exhibit A

Name of Purchaser	Allocation of Private Placement Warrants	Purchase Price
Cantor Fitzgerald & Co.	1,750,000	$1,750,000
Odeon Capital Group, LLC	750,000	$750,000